Exhibit 99.1

FIRST AMENDMENT TO THE PROMISSORY NOTE ISSUED ON MARCH 31, 2021

THIS FIRST AMENDMENT to the Note (as defined below) (the “Amendment”) is entered into on May 11, 2022, but made effective as of April 30, 2022, by and between RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated April 30, 2021, pursuant to which the Company issued to Holder a promissory note on even date in the original principal amount of $150,000.00 (as amended from time to time, the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Maturity Date (as defined in the Note) of the Note shall be extended to July 31, 2022.

2. This Amendment shall be governed by Section 4.6 of the Note (as amended).

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RespireRx Pharmaceuticals Inc.		Labrys Fund, LP

By:	/s/ Jeff Eliot Margolis	By:	/s/ Thomas Silverman
Name:	Jeff Margolis	Name:	Thomas Silverman
Title:	Senior Vice President, Chief Financial Officer,	Title:	Managing Member
Treasurer and Secretary

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